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                       [KPMG Peat Marwick LLP letterhead]



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Piper Funds Inc.:


We consent to the use of our report incorporated by reference herein and the references to our Firm under the headings "Financial Highlights" in each Part A and "Financial Statements" in each Part B of the Registration Statement.







                                   KPMG Peat Marwick LLP

Minneapolis, Minnesota
November 24, 1995